NEWS RELEASE

July 29, 2014

NCR Announces Second Quarter 2014 Results
Software-related revenue growth continues to drive increased operational gross margin

•	Revenue increased 8% to $1.66 billion; 42% growth in software-related revenue to $446 million, including 247% growth in SaaS revenue to $125 million

•	Non-pension operating income (NPOI) increased 15% to $210 million; GAAP income from operations increased 22% to $169 million

•	Non-GAAP diluted EPS of $0.68; GAAP diluted EPS of $0.53

•	Free cash flow increased $24 million; GAAP net cash provided by operating activities increased $112 million

•	Announcing restructuring plan to strategically reallocate resources to position NCR to focus on highest growth opportunities; Expected annualized savings to reach approximately $90 million by 2016

•	Revenue and non-GAAP guidance reaffirmed for full-year 2014

DULUTH, Georgia - NCR Corporation (NYSE: NCR) reported financial results today for the three months ended June 30, 2014.

"We made expected progress and generated solid results during the second quarter.  In particular, I was pleased with software-related revenue growth of 42%, and organic software-related revenue growth of 15%" said Chairman and CEO Bill Nuti. "Our performance was led by Financial Services, where we are seeing continued demand for our branch transformation solutions and our expanded software portfolio following the acquisition of Digital Insight earlier this year."

Nuti continued, "As we enter the second half of our fiscal year we are implementing a restructuring plan focused on reallocating our resources to our highest growth, highest margin opportunities; in essence, aligning our resources to the realities of our transformed revenue streams. This is the right time for NCR to take this step now that we have the operational assets we need for the future, and have had time to assess the impact of our acquisitions and organic investments. This action, beyond being strategically sound, is also economically compelling.  As a result of this restructuring program, NCR will achieve run-rate savings of approximately $90 million per year by 2016."

Q2 Financial Summary

	Second Quarter
$ in millions, except per share amounts	2014	2013	Change
Revenue	$1,658	$1,535	8% *
Income from operations	$169	$139	22%
Non-pension operating income (NPOI)	$210	$182	15%
Diluted earnings per share	$0.53	$0.51	4%
Non-GAAP diluted earnings per share	$0.68	$0.68	—

*     Revenue growth of 9% on a constant currency basis.

In this release, we use the non-GAAP measures non-pension operating income (NPOI), non-GAAP diluted earnings per share, free cash flow and revenue growth on a constant currency basis. These non-GAAP measures are described and reconciled to their corresponding GAAP measures elsewhere in this release.

Q2 Supplemental Revenue Information

	Second Quarter
$ in millions	2014	2013	Change
Software-as-a-Service (SaaS)	$125	$36	247%
Software License/Software Maintenance	172	154	12%
Professional Services	149	124	20%
Total Software-Related Revenue	446	314	42%
Hardware	637	664	(4%)
Other Services	575	557	3%
Total Revenue	$1,658	$1,535	8%

Software-related revenue increased 42% in the second quarter, including 247% growth related to SaaS. Excluding the contribution of Digital Insight, software-related revenue increased 15% and SaaS revenue increased 17%.

Q2 Operating Segment Results

	Second Quarter
$ in millions	2014	2013	% Change
Revenue by segment
Financial Services	$900	$782	15%
Retail Solutions	503	515	(2)%
Hospitality	170	158	8%
Emerging Industries	85	80	6%
Total Revenue	$1,658	$1,535	8%
Operating income by segment
Financial Services	$137	$95
% of Financial Services Revenue	15.2%	12.1%
Retail Solutions	48	49
% of Retail Solutions Revenue	9.5%	9.5%
Hospitality	23	27
% of Hospitality Revenue	13.5%	17.1%
Emerging Industries	2	11
% of Emerging Industries Revenue	2.4%	13.8%
Segment operating income	$210	$182
% of Total Revenue	12.7%	11.9%

Revenue increased 8% compared to the prior year led by strong growth in Financial Services, Hospitality and Emerging Industries. Within Financial Services, branch transformation continued to drive strong growth, and Digital Insight contributed $87 million of revenue in the second quarter of 2014. Retail Solutions results were as expected due to a difficult comparison versus the prior year.

Segment operating income increased 15% and as a percentage of total revenue increased 80 basis points compared to the prior year. The increase was led by Financial Services, where growth was driven by a higher mix of software-

related revenue. Retail Solutions operating income was as expected, and improved as a percentage of Retail Solutions revenue compared to Q1 2014. Hospitality operating income was lower than the prior year due to a large software transaction in the prior year period, and improved significantly as a percentage of Hospitality revenue compared to Q1 2014. Emerging Industries operating income was negatively impacted by onboarding costs associated with new managed services contracts and continued investment in Small Business.

Free Cash Flow

	Second Quarter
$ in millions	2014	2013
Net cash provided by operating activities	$80	$(32)
Total capital expenditures	(73)	(44)
Net cash (used in) provided by operating activities from discontinued operations	(22)	(25)
Pension discretionary contributions and settlements	18	80
Free cash flow	$3	$(21)

Free cash flow increased mainly due to higher net income and improvements in working capital.

More information on NCR’s Q2 2014 earnings, including additional financial information and analysis, is available on NCR’s Investor Relations website at http://investor.ncr.com/.

2014 Outlook

Income from operations (GAAP) and Diluted earnings per share (GAAP) have been revised to reflect the impact of the expected charge of $150 million, or $0.61 per diluted share, to be incurred in connection with the restructuring plan described below. There have been no changes to revenue, non-pension operating income or non-GAAP diluted EPS included in the table below.

$ in millions, except per share amounts	2014 Guidance	2013 Actual
Revenue	$6,750 - $6,850 (1)	$6,123
Year-over-year revenue growth	10% - 12% (1)	7%
Income from operations (GAAP)	$580 - $600 (2) (3)	$666 (2)
Non-pension operating income (NPOI)	$900 - $920	$717
Diluted earnings per share (GAAP)	$1.75 - $1.85 (2) (3)	$2.67 (2)
Non-GAAP Diluted EPS	$3.00 - $3.10	$2.81

(1)	Includes 1% of expected unfavorable foreign currency fluctuations.

(2)	For 2013, includes actuarial mark-to-market pension adjustment; for 2014, excludes actuarial mark-to-market pension adjustments to be determined in Q4 2014.

(3)	Revised to reflect the expected pre-tax charge of $150 million, or $0.61 per diluted share, related to the restructuring plan described below.

NCR expects approximately $200 million of other expense, net including interest expense in 2014 and that its full-year 2014 effective income tax rate will be approximately 26%.

NCR announced a restructuring plan to strategically reallocate resources to position NCR to focus on our highest growth, highest margin opportunities in the software-driven consumer transaction technologies industry. The program is centered on ensuring our people and processes are aligned with our continued transformation and include: rationalizing our product portfolio to eliminate overlap and redundancy; end-of-lifeing older commodity product lines that are costly to maintain and provide little to no return; moving lower productivity services positions to our new centers of excellence due to the positive impact of services innovation; and reducing layers of management and organizing around divisions to improve decision-making, accountability and strategic execution.

NCR expects to incur a related pre-tax charge in the range of approximately $150 million to $200 million that will be included in income from operations, with approximately $150 million recorded in 2014 and the remainder recorded in 2015. The estimate includes both severance and asset related charges. The cash impact of the restructuring plan is expected to be approximately $50 million in 2014 and $50 million in 2015. Annualized savings are expected to reach approximately $90 million by 2016.

Q3 2014 Outlook

For the third quarter of 2014, the Company expects non-pension operating income (NPOI) to be in the range of $215 million to $225 million, compared to $185 million in the third quarter of 2013 and income from operations to be in the range of $50 million to $60 million, compared to $145 million in the third quarter of 2013. Income from operations includes an estimated pre-tax charge of $125 million in the third quarter of 2014 related to the restructuring plan described above. NCR expects its third quarter 2014 effective income tax rate to be approximately 28% and other expense, net including interest expense to be approximately $50 million.

2014 Second Quarter Earnings Conference Call

A conference call is scheduled for today at 4:30 p.m. (EST) to discuss the second quarter results and guidance for third quarter and full-year 2014. Access to the conference call and accompanying slides, as well as a replay of the call, is available on NCR's web site at http://investor.ncr.com/. Additionally, the live call can be accessed by dialing 888-245-0932 and entering the participant passcode 2819778.

About NCR Corporation

NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables more than 485 million transactions daily across the financial, retail, hospitality, travel, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with over 29,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: http://linkd.in/ncrgroup
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Lou Casale
NCR Corporation
212.589.8415
lou.casale@ncr.com

Investor Contact
Tracy Krumme
NCR Corporation
212.589.8569
tracy.krumme@ncr.com

Note to Investors This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s future plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in this release include statements about the transformation of NCR and its business; the demand for NCR's branch transformation and financial services software solutions; NCR's recently announced restructuring plan and its costs, expected benefits and results; NCR's anticipated growth; and NCR's 2014 financial outlook (including in the sections entitled “2014 Outlook” and “Q3 2014 Outlook”). Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: domestic and global economic and credit conditions; the impact of our indebtedness and its terms on our financial and operating activities; our ability to successfully introduce new solutions and compete and in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; defects or errors in our products; manufacturing disruptions; the historical seasonality of our sales; foreign currency fluctuations; the availability and success of acquisitions, divestitures and alliances, including the acquisition of Digital Insight; our pension strategy and underfunded pension obligation; the success of our recently announced restructuring plan; tax rates; compliance with data privacy and protection requirements; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions. Additional information concerning these and other factors can be found in the Company's filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-Pension Operating Income and Non-GAAP Diluted Earnings Per Share. NCR’s non-pension operating income and non-GAAP diluted earnings per share are determined by excluding pension expense and special items, including amortization of acquisition related intangibles, from NCR’s GAAP income (loss) from operations. Due to the significant change in its pension expense from year to year and the non-operational nature of pension expense and these special items, NCR's management uses non-pension operating income and non-GAAP diluted earnings per share to evaluate year-over-year operating performance, to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results.

Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have a uniform definition under GAAP and, therefore, NCR's definition may differ from other companies' definitions of this measure.

Revenue Growth on a Constant Currency Basis. NCR’s period-over-period revenue growth on a constant currency basis excludes the effects of foreign currency translation. Due to the variability of foreign exchange rates from period to period, NCR’s management uses revenue on a constant currency basis to evaluate period-over-period operating performance. Revenue growth on a constant currency basis is calculated by translating prior period revenue at current period monthly average exchange rates.

NCR's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non-GAAP measures are reconciled to their corresponding GAAP measures elsewhere in this release or in the tables below.

Reconciliation of Diluted Earnings Per Share (GAAP) to Non-GAAP Diluted Earnings Per Share (non-GAAP)

	Q2 2014 Actual	Q2 2013 Actual	2014 Guidance	2013 Actual
Diluted EPS (GAAP)	$0.53	$0.51	$1.75 - $1.85	$2.67
Pension (benefit) expense	—	0.03	0.03	(0.34)
Restructuring plan	—	—	0.61	—
Acquisition-related costs	0.03	0.06	0.11	0.21
Acquisition-related amortization of intangibles	0.11	0.07	0.47	0.29
Acquisition-related purchase price adjustments	0.01	0.01	0.02	0.06
OFAC and FCPA Investigations (1)	—	—	0.01	0.01
Japan valuation reserve release	—	—	—	(0.09)
Non- GAAP Diluted EPS	$0.68	$0.68	$3.00 - $3.10	$2.81

Reconciliation of Income from Operations (GAAP) to Non-pension Operating Income (non-GAAP)

$ in millions	Q2 2014 Actual	Q2 2013 Actual	2014 Guidance	2013 Actual	Q3 2014 Guidance	Q3 2013 Actual
Income from Operations (GAAP)	$169	$139	$580 - $600	$666	$50 - $60	$145
Pension (benefit) expense	2	9	8	(78)	3	5
Restructuring plan	—	—	150	—	125	—
Acquisition-related costs	6	14	33	46	6	14
Acquisition-related amortization of intangibles	30	17	121	65	30	17
Acquisition-related purchase price adjustments	2	3	6	15	1	3
OFAC and FCPA Investigations (1)	1	—	2	3	—	1
Non-pension Operating Income (non-GAAP)	$210	$182	$900 - $920	$717	$215 - $225	$185

Reconciliation of Revenue Growth (GAAP) to Revenue Growth on a Constant Currency Basis (non-GAAP)

	Revenue Growth % (GAAP)	Favorable (unfavorable) FX impact	Constant Currency Revenue Growth % (non-GAAP)
Total Revenue	8%	(1)%	9%

(1) Estimated expenses for 2014 will be affected by, among other things, the status and progress of these matters.   There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC’s, the SEC’s or the DOJ’s investigations.

NCR CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended June 30
	Three Months		Six Months
	2014	2013	2014	2013
Revenue
Products	$722	$743	$1,356	$1,410
Services	936	792	1,820	1,535
Total Revenue	1,658	1,535	3,176	2,945
Cost of products	531	550	1,007	1,053
Cost of services	647	559	1,273	1,097
Total gross margin	480	426	896	795
% of Revenue	29.0%	27.8%	28.2%	27.0%
Selling, general and administrative expenses	247	232	492	461
Research and development expenses	64	55	127	110
Income from operations	169	139	277	224
% of Revenue	10.2%	9.1%	8.7%	7.6%
Interest expense	(46)	(26)	(89)	(47)
Other (expense) income, net	(3)	(3)	(10)	(1)
Total other (expense), net	(49)	(29)	(99)	(48)
Income before income taxes and discontinued operations	120	110	178	176
% of Revenue	7.2%	7.2%	5.6%	6.0%
Income tax expense	29	23	33	25
Income from continuing operations	91	87	145	151
Loss from discontinued operations, net of tax	—	—	—	(1)
Net Income	91	87	145	150
Net income attributable to noncontrolling interests	1	1	2	3
Net income attributable to NCR	$90	$86	$143	$147
Amounts attributable to NCR common stockholders:
Income from continuing operations	$90	$86	$143	$148
Loss from discontinued operations, net of tax	—	—	—	(1)
Net income	$90	$86	$143	$147
Net income per share attributable to NCR common stockholders:
Net income per common share from continuing operations
Basic	$0.54	$0.52	$0.85	$0.90
Diluted	$0.53	$0.51	$0.84	$0.88
Net income per common share
Basic	$0.54	$0.52	$0.85	$0.89
Diluted	$0.53	$0.51	$0.84	$0.87
Weighted average common shares outstanding
Basic	167.9	165.2	167.5	164.5
Diluted	170.9	168.8	171.0	168.1

NCR CORPORATION CONSOLIDATED REVENUE AND OPERATING INCOME SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended June 30
	Three Months			Six Months
	2014	2013	% Change	2014	2013	% Change
Revenue by segment
Financial Services	$900	$782	15%	$1,694	$1,496	13%
Retail Solutions	503	515	(2)%	993	1,004	(1)%
Hospitality	170	158	8%	319	289	10%
Emerging Industries	85	80	6%	170	156	9%
Total Revenue	$1,658	$1,535	8%	$3,176	$2,945	8%
Operating income by segment
Financial Services	$137	$95		$240	$152
% of Revenue	15.2%	12.1%		14.2%	10.2%
Retail Solutions	48	49		84	90
% of Revenue	9.5%	9.5%		8.5%	9.0%
Hospitality	23	27		35	48
% of Revenue	13.5%	17.1%		11.0%	16.6%
Emerging Industries	2	11		6	21
% of Revenue	2.4%	13.8%		3.5%	13.5%
Subtotal-segment operating income	$210	$182		$365	$311
% of Revenue	12.7%	11.9%		11.5%	10.6%
Pension expense	2	9		1	16
Other adjustments (1)	39	34		87	71
Total income from operations	$169	$139		$277	$224

(1)
Other adjustments for the three months ended June 30, 2014 include $30 million of acquisition-related amortization of intangible assets, $6 million of acquisition-related costs, $2 million of acquisition-related purchase price adjustments and $1 million of legal costs related to previously disclosed OFAC and FCPA investigations; other adjustments for the three months ended June 30, 2013 include $17 million of acquisition-related amortization of intangible assets, $14 million of acquisition-related costs and $3 million of acquisition-related purchase price adjustments. Other adjustments for the six months ended June 30, 2014 include $60 million of acquisition-related amortization of intangible assets, $20 million of acquisition-related costs, $5 million of acquisition-related purchase price adjustments and $2 million of legal costs related to previously disclosed OFAC and FCPA investigations; other adjustments for the six months ended June 30, 2013 include $31 million of acquisition-related amortization of intangible assets, $30 million of acquisition-related costs, $9 million of acquisition-related purchase price adjustments and $1 million of legal costs related to previously disclosed OFAC and FCPA investigations.

NCR CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

	June 30, 2014	March 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$483	$515	$528
Restricted cash	—	—	1,114
Accounts receivable, net	1,464	1,442	1,339
Inventories	816	820	790
Other current assets	627	608	568
Total current assets	3,390	3,385	4,339
Property, plant and equipment, net	402	390	352
Goodwill	2,791	2,789	1,534
Intangibles, net	994	1,024	494
Prepaid pension cost	520	495	478
Deferred income taxes	247	252	441
Other assets	505	493	470
Total assets	$8,849	$8,828	$8,108
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$83	$64	$34
Accounts payable	678	695	670
Payroll and benefits liabilities	188	183	191
Deferred service revenue and customer deposits	563	587	525
Other current liabilities	464	479	461
Total current liabilities	1,976	2,008	1,881
Long-term debt	3,840	3,885	3,320
Pension and indemnity plan liabilities	529	532	532
Postretirement and postemployment benefits liabilities	169	170	169
Income tax accruals	178	182	189
Environmental liabilities	101	111	121
Other liabilities	87	92	99
Total liabilities	6,880	6,980	6,311
Redeemable noncontrolling interests	15	14	14
Stockholders' equity
NCR stockholders' equity:
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 168.0, 167.8 and 166.6 shares issued and outstanding as of June 30, 2014, March 31, 2014 and December 31, 2013, respectively	2	2	2
Paid-in capital	438	426	433
Retained earnings	1,515	1,425	1,372
Accumulated other comprehensive loss	(14)	(33)	(38)
Total NCR stockholders' equity	1,941	1,820	1,769
Noncontrolling interests in subsidiaries	13	14	14
Total stockholders' equity	1,954	1,834	1,783
Total liabilities and stockholders' equity	$8,849	$8,828	$8,108

NCR CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

	For the Periods Ended June 30
	Three Months		Six Months
	2014	2013	2014	2013
Operating activities
Net income	$91	$87	$145	$150
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Loss from discontinued operations	—	—	—	1
Depreciation and amortization	73	50	142	97
Stock-based compensation expense	9	12	19	22
Deferred income taxes	7	(1)	10	(10)
Gain on sale of property, plant and equipment and other assets	(1)	(1)	(2)	(5)
Changes in assets and liabilities:
Receivables	(22)	(76)	(88)	(67)
Inventories	3	22	(27)	(25)
Current payables and accrued expenses	2	2	2	(34)
Deferred service revenue and customer deposits	(24)	(17)	35	56
Employee benefit plans	(38)	(98)	(59)	(132)
Other assets and liabilities	(20)	(12)	(66)	(64)
Net cash provided by (used in) operating activities	80	(32)	111	(11)
Investing activities
Expenditures for property, plant and equipment	(34)	(20)	(66)	(44)
Proceeds from sales of property, plant and equipment	—	2	—	2
Additions to capitalized software	(39)	(24)	(73)	(45)
Business acquisition, net	—	(15)	(1,642)	(696)
Changes in restricted cash	—	—	1,114	—
Other investing activities, net	8	1	4	6
Net cash used in investing activities	(65)	(56)	(663)	(777)
Financing activities
Tax withholding payments on behalf of employees	(2)	(2)	(24)	(27)
Short term borrowings, net	3	5	9	6
Payments on term credit facilities	(3)	(17)	(3)	(35)
Borrowings on term credit facilities	—	—	250	—
Payments on revolving credit facility	(195)	(75)	(255)	(495)
Borrowings on revolving credit facility	170	160	570	725
Debt issuance costs	(1)	(1)	(3)	(3)
Proceeds from employee stock plans	2	27	7	45
Other financing activities	(2)	—	(3)	—
Net cash (used in) provided by financing activities	(28)	97	548	216
Cash flows from discontinued operations
Net cash used in discontinued operations	(22)	(25)	(38)	(24)
Effect of exchange rate changes on cash and cash equivalents	3	(7)	(3)	(13)
Decrease in cash and cash equivalents	(32)	(23)	(45)	(609)
Cash and cash equivalents at beginning of period	515	483	528	1,069
Cash and cash equivalents at end of period	$483	$460	$483	$460